Exhibit 3.6

WARRANT

THIS WARRANT IS ISSUED IN A PRIVATE TRANSACTION, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IF REGISTERED UNDER THE SECURITIES ACT AND SUCH OTHER JURISDICTION LAWS OR IF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL IS PROVIDED THAT STATES THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER JURISDICTION SECURITIES LAWS IS AVAILABLE.

THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND MAY NOT BE TRANSFERRED WITHOUT THE CONSENT OF THE COMPANY IN ACCORDANCE WITH SUCH TRANSFER PROVISIONS AND THE FOREGOING SECURITIES LAW COMPLIANCE.

Company:	Mode Mobile, Inc., a Delaware corporation
Warrant Stock:	Class AAA Common Stock, par value $0.0001 per share
Number of Shares:	Up to 6,000,000 shares of Warrant Stock, subject to adjustment as provided herein
Exchange Price:	$0.125 per share, subject to adjustment as provided herein
Issue Date:	January 24, 2025
Expiration Date:	January 24, 2032

The term “Holder” shall initially refer to Partners for Growth VII, L.P., a Delaware limited partnership, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant (this “Warrant”) from time to time.

The Company does hereby certify and agree that in consideration of Holder’s payment of $6,596.16 for this Warrant on the Issue Date (the “Notional Price”) (such amount being exclusive of the Exchange Price payable or creditable upon Exercise or Exchange of this Warrant) and for other good and valuable consideration, Holder, or its permitted successors and assigns, hereby is entitled to Exchange or Exercise this Warrant in the Company for up to the Number of Shares of the Company’s Class AAA Common Stock set forth in the heading to this Warrant above (the “Warrant Stock”). This Warrant is subject to adjustment as set forth in this Warrant. Capitalized terms used but not defined in this Warrant have their meanings as set forth in that certain Loan and Security Agreement, dated on or about the date hereof, by and between the Company and Holder (the “Loan Agreement”), whether or not the Loan Agreement is then in effect. When the term “convert” or “conversion” is used herein in relation to this Warrant, it includes an Exchange and an Exercise, each as defined in Section 1.3(a), as applicable.

Section 1. Term, Exchange Price, Conversion of Warrant, Definitions.

1.1 Term of Warrant. This Warrant shall be convertible until 5:00 p.m. Pacific time on the Expiration Date set forth in the heading to this Warrant above (hereinafter referred to as the “Expiration Date”); and the period between issuance and the earliest to occur of the conversion of this Warrant in whole (or in parts that together constitute the whole), exercise of the Put Right and the Expiration Date, as such Expiration Date may be extended under Section 1.6 for the duration of any Review Period, shall be referred to as the “Term”. Upon completion of the Term (as extended for the Review Period, if applicable), this Warrant shall terminate and be void thereafter.

1.2 Exchange Price. The price per share at which the Warrant Stock is issuable upon conversion of this Warrant shall be equal to the Exchange Price set forth in the heading to this Warrant above (the “Exchange Price”), subject to adjustment as set forth herein.

1.3 Conversion of Warrant.

(a) This Warrant may be exercised, in whole or in part, upon surrender of this Warrant to the Company, together with the Election to Exchange, Exercise, or Put form attached hereto as Exhibit A (the “Election”), duly completed and executed with “Exercise” selected as the mode of conversion, and upon payment in cash to the Company of the Exchange Price multiplied by the number of shares of Warrant Stock in respect of which this Warrant is then being exercised (an “Exercise”). In lieu of an Exercise, Holder may convert this Warrant, in whole or in part, on a cashless basis by so indicating in the Election and proceeding in accordance with the remainder of this Section 1.3 (an “Exchange”). In each above case, Holder shall surrender this Warrant to the Company at its then principal offices, together with the Election duly completed and executed; provided however, that if this Warrant is Exercised or Exchanged for fewer than all of the Warrant Stock, the Company shall promptly issue a new warrant, in form and substance substantially identical to this Warrant, for the remaining Warrant Stock.

(b) Upon an Exchange, Holder shall receive Warrant Stock such that, without the payment of any funds, Holder shall surrender this Warrant in exchange for the number of shares of Warrant Stock equal to “X” (as defined below), computed using the following formula:

Y * (A-B)
X =	A

Where

X = the number of shares of Warrant Stock to be issued to Holder

Y = the number of shares of Warrant Stock to be converted

under this Warrant

A = the Fair Market Value of one share of Warrant Stock

B = the Exchange Price (as may be adjusted pursuant to the terms hereof as of the date of such calculations)

* = multiplied by

In an Exchange (only), if A is less than or equal to B, then X shall equal zero, and this Warrant shall terminate with respect to all of the Warrant Stock being converted.

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(c) For purposes of calculating Fair Market Value for purposes of Exchanging this Warrant, the “Fair Market Value” of one share of Warrant Stock shall be (i) if the Company’s securities become listed on a Trading Market that is a securities exchange, the average closing sale price reported on such exchange for such listed securities during the 20-trading day period immediately prior to the date Holder delivers its Election to the Company, or (ii) if the Company’s securities are traded on a Trading Market that is an over-the-counter or inter-dealer quotation system Trading Market, the average of bid and ask prices for such securities over the 15-trading day period immediately prior to the day Holder delivers its Election to the Company, and in each case of clauses (i) and (ii), above, if the Warrant Stock is convertible into such listed or over-the-counter-traded securities other than on a one-to-one basis, multiplied by the ratio at which one share of Warrant Stock converts into such other security. If the Company’s securities are not listed or traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of a share of Warrant Stock shall be the price per share of Warrant Stock which the Company could obtain from a willing buyer of Warrant Stock sold by the Company from its authorized but unissued capital stock, initially as the Board of Directors of the Company (“Board”) shall determine in its reasonable, good faith judgment and provide in a written reasoned analysis to Holder, which shall reasonably take into account the price to which a holder of Warrant Stock would be entitled based on an enterprise valuation of the Company (including any Subsidiaries) as a going concern and the application of the rights, preferences and privileges of the Company’s outstanding securities as set forth in the Constitutional Documents without discount for minority, control or lack of marketability. For the avoidance of doubt, if the Board relies on an appraisal (including a “409A”-type valuation) to determine the Fair Market Value of the Warrant Stock, such determined Fair Market Value from such appraisal may not assume the automatic conversion of all convertible securities in deriving such Fair Market Value but, instead, shall be based on enterprise value and application of the rights, preferences and privileges of the Company’s outstanding securities as set forth in the Constitutional Documents as if the Company (including its Subsidiaries) were being sold in an Acquisition for cash to determine what dollar value each class of security would receive upon such Acquisition. The parties acknowledge and agree that, so long as a current 409A-type valuation is in effect at such time and is calculated in the foregoing manner, then such 409A value shall constitute the Fair Market Value for purposes of this Section 1.3(c); provided, however and notwithstanding the foregoing, if at any time a Liquidity Event is pending (which may be inferred, inter alia, from the Company’s engagement of an investment banking firm in connection with an IPO or execution of a term sheet or other agreement in respect of a merger or similar transaction or a new equity financing round) or is more likely than not to be consummated before a new 409A-type valuation would be available (either on the customary annual valuation schedule or as a result of a material event, such as a pending Liquidity Event, which would ordinarily infer the need to update a 409A-type valuation), then the Board in determining Fair Market Value as aforesaid shall reasonably take the effect of such events on the value of a share of Warrant Stock without being bound by the then-effective 409A-type valuation. If this Warrant is to be converted in connection with an Acquisition or IPO (in fact), the Fair Market Value of a share of Warrant Stock shall be based on the enterprise value specified or implied in such Acquisition or IPO and shall be the greater of (A) the value attributable to the Warrant Stock and (B) the value attributable to the Company securities into which the Warrant Stock is (or may be) convertible or exchangeable (but subject to Holder’s conversion or exchange directly into such other Company securities). In each foregoing case, the Board’s determination of Fair Market Value shall be timely provided to Holder as contemplated in Section 1.6 for its consideration during the Review Period.

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(d) In the event that Holder converts this Warrant in connection with a transaction in which stock of the same class and series as the Warrant Stock are converted into another security, Holder may effect a conversion directly into such other security.

(e) Subject to Section 2 hereof, upon delivery of the duly completed and executed Election, the Company shall issue and deliver within five (5) Business Days to Holder, (or to the extent a transfer is made by Holder in compliance with Section 2 in connection with such Election, including execution and submission of the Assignment Form attached hereto as Exhibit B, such other person as Holder may designate in writing in such transfer), a certificate or certificates or other legal evidence of Holder’s ownership of the number of shares of Warrant Stock so acquired upon the conversion of this Warrant. Such certificate(s) or other legal evidence shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a stockholder of the Company and a holder of record of such Warrant Stock as of the date the Election is delivered to the Company; provided, however, Holder’s admission as a stockholder shall be subject to Holder’s execution and delivery of such agreements as may be required of all other stockholders (other than Excepted Purchasers) holding the same or greater number of Company securities or of an accession or similar agreement by which Holder agrees to be bound by such agreements. If this Warrant is converted in part, a new warrant substantially identical to this Warrant for the number of shares of Warrant Stock not converted shall be promptly executed and delivered to Holder by the Company.

1.4 Fractional Interests. The Company shall not be required to issue fractions of shares of Warrant Stock upon the conversion of this Warrant. If any fraction of a share of Warrant Stock would be issuable upon the conversion of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to the fair market value of such fractional share of Warrant Stock as determined by the Board in its reasonable good faith judgment.

1.5 Certain Definitions. For purposes of this Warrant:

“Acquisition” means any transaction or series of related transactions involving: (i) the sale, exclusive license, or other disposition of all or a majority of the assets of the Company, other than to the Company or a wholly-owned direct or indirect subsidiary of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in each case, in which the stockholders of the Company and their affiliates in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization, including a Deemed Liquidation Event under the Company’s Constitutional Documents (whether or not the Company’s Constitutional Documents at the time of such event define such term as they do on the Issue Date); (iii) or any sale or other transfer by the stockholders of the Company of stock representing a Controlling interest in the Company (which shall be presumed if at least a majority of the Company’s then-total outstanding combined voting power changes hands in such transaction), other than to an Affiliate of such stockholder or to family members or related entities for bona fide estate planning. For the avoidance of doubt, an “Acquisition” shall not be deemed to include a sale and issuance by the Company of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, its capital stock to one or more venture capital / professional investors in arm’s length transactions for fair value for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

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An “Affiliate” of, or person “affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, beneficially owns or is beneficially owned, controls or is controlled by, or is under common control with, the Person specified, and any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the Fully-Diluted equity of Company shall be deemed to be an Affiliate of the Company.

“Business Days” means any day other than a Saturday or Sunday on which commercial banks in California are open for business.

“Constitutional Documents” means the Company’s Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on May 16, 2024 (as further amended and/or restated, as applicable), its Bylaws and all agreements generally between or among the Company and holders of any class or series of its stock, including the Stockholders Agreements.

“Control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect through one or more Affiliates or Persons acting in concert, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or voting of voting securities, by contract, by effective control or otherwise.

“Effective Control” means of Control other than by vote of a requisite number of Company securities that from time to time vests Control in a Person, if that person is acting directly or indirectly by agreement or a tacit understanding with one or more other Persons whose voting securities, combined with such Person, would constitute voting Control, or by direct or indirect Control of Persons who have the right to appoint, nominate or designate or have appointed, nominated or designated the majority of the representatives to the Board or such majority as is required to amend the majority Director appointment rights in the Company’s Constitutional Documents.

“Excepted Purchasers” means purchasers of Company securities in an IPO or offering under the Regulation A exemption from the Securities Act, including a crowdfunding transaction, or transferees thereof.

“Fully-Diluted” in relation to the Company’s equity means its outstanding and issuable securities, treating all options (issued or reserved for issuance, such as under an employee stock pool), warrants, convertible securities, convertible debt, other convertible obligations (e.g., accrued and unpaid compensation) and other derivative instruments and rights on an as-exercised and as-converted into common stock basis.

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“IPO” means an underwritten public offering (an offer for sale to qualified members of the public of the Company’s equity securities on a Trading Market, including a merger into a public shell or “SPAC”-type transaction), but shall not include an offering under Regulation A exemption from the Securities Act, including a crowdfunding transaction; provided that as a factor in determining the Fair Market Value of a share of Warrant Stock for the purposes of cashless Exchange, such offerings under Regulation A, including crowdfunding transactions, or the basis on which the consideration received by persons participating in such transactions may convert or exchange such consideration for Company equity securities to be listed on a Trading Market may be used, among other factors to be considered by the Board.

“Liquidity Event” means an IPO or Acquisition or dissolution of the Company.

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or like securities regulation and reporting requirements of any other jurisdiction or Trading Market regulators applicable to the Company in connection with the issuance, sale or trading of its securities (“Applicable Law”), and is then current in its filing of all required reports and other information under the Securities Act, the Exchange Act and any other similar Applicable Law; (ii) such securities are traded in a Trading Market, and (iii) Holder would be able to publicly re-sell such securities without restriction (whether contractual or regulatory, but not including restrictions that are specific to Holder as compared to similarly situated holders), within seven months following the closing of an applicable Liquidity Event.

“Person” or “person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity of any kind.

“Stockholders Agreements” means that certain Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”), by and among the Company and its stockholders party thereto, and that certain Voting Agreement (the “Voting Agreement”), by and among the Company and its stockholders party thereto, each dated as of February 25, 2021, and, in each case, as amended or restated from time to time, including by that certain Omnibus Amendment and Waiver, dated May 16, 2024.

“Trading Market” means a listing or like representation or quotation on a nationally or internationally recognized securities exchange, inter-dealer quotation system or over-the-counter market.

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1.6 Automatic Conversion by Exchange or Put Right Exercise upon Expiration. At any time prior to the expiration of the Term, upon Holder request, the Board shall provide its determination of the Fair Market Value of a share of Warrant Stock in accordance with Section 1.3(b) of this Warrant. If the Company has not delivered such Fair Market Value determination to Holder on or before the date that is ten (10) Business Days prior to the Expiration Date, then the Expiration Date shall be extended until the date on which Holder has had ten (10) Business Days (the “Review Period”) after receipt of such determination (within which to review the Board’s Fair Market Value determination, make an informed investment decision in relation to the exercise of its conversion rights or Put Right and notify the same to the Company). If Holder, subject to such advance notice and Review Period, has not delivered an Election to Exercise this Warrant, Exchange this Warrant, or exercise the Put Right on or before 5:00 p.m. PT on the Expiration Date, or the last day of any applicable Review Period extending the Expiration Date, then at such time on the Expiration Date or end of any applicable Review Period, this Warrant shall be deemed to either have been Exchanged or the Put Right exercised based upon the option that would result in the greater value to Holder between the Put Price and the net value to Holder upon Exchange at the fair market value determined in accordance with Section 1.3(b) of this Warrant, provided, however, if this Warrant has been Exercised or Exchanged in part at any time during its Term, then Holder shall be deemed to have waived its Put Right on the date of such Exercise or Exchange in part. Upon the Expiration Date (or such later date applicable in the event of a Review Period) if the Warrant is so Exchanged on such date, this Warrant shall automatically be deemed on and as of such date to be Exchanged pursuant to Section 1.3 as to all shares of Warrant Stock (or such other securities) for which this Warrant has become convertible and for which it shall not previously have been converted for shares of Warrant Stock (or if not then outstanding, into such other class and series of securities into which the shares of Warrant Stock are then convertible), Holder shall be deemed to have restated each of the representations and warranties in Section 7 of the Warrant as the date thereof, and the Company shall promptly deliver a certificate or other legal evidence of ownership of the shares of Warrant Stock (or such other securities) issued upon such Exchange to Holder.

1.7 Treatment of Warrant upon Acquisition of the Company or IPO.

(a) Subject to Section 3(g) and without prejudice to Holder’s right to convert this Warrant at any time at its option, upon the closing of any Acquisition in which at least 80% of the consideration that would be paid to Holder if Holder had converted this Warrant in full prior to the Acquisition is cash, Marketable Securities or a combination of the foregoing (or other consideration, to the extent Holder had an option to choose cash and/or Marketable Securities in lieu of such other consideration) or any IPO, Holder shall (at its sole option) after having received the requisite notice of such Acquisition or IPO as specified below, either (i) convert this Warrant, or (ii) exercise the Put Right under Section 1.8, and to the extent Holder has not converted this Warrant or exercised the Put Right, subject to the proviso below, this Warrant will expire upon the consummation of such Acquisition or IPO; provided however, the expiration of the Warrant under this Section 1.7(a) shall not be effective until Holder has had the benefit of the Review Period (with the Board’s reasoned Fair Market Value determination) and the Company has provided at least (ten) 10 Business Days of such Acquisition or IPO or expiration, which notice the Company shall provide no later than the earlier of (x) ten (10) Business Days prior to the effective date of such Acquisition or IPO and (y) the first date notice of such Acquisition or IPO is provided to any class or series of capital stock of the Company generally. If such notice is not timely provided by the Company, the expiration date of the Warrant described in this Section 1.7(a) shall be extended as contemplated in Section 1.6 until Holder has had the benefit of a Review Period within which to make its Election under this Warrant.

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(b) In all Acquisitions other than the cash and/or Marketable Securities consideration scenario described in Section 1.7(a), unless Holder (in its sole discretion) elects to exercise its right to convert this Warrant or exercise the Put Right, the Company shall procure that either (i) the surviving entity assumes the obligations of the Company under this Warrant mutatis mutandis and, to the extent applicable, in which case this Warrant shall be exercisable for the same securities as would be deliverable for the shares of Warrant Stock issuable upon conversion of the unconverted portion of this Warrant as if such shares of Warrant Stock were issued stock on the record date for the Acquisition (and the Exchange Price and/or number of shares of Warrant Stock shall be adjusted accordingly), or (ii) the acquirer or other surviving entity purchases this Warrant for its fair value, the starting value to be the implied valuation of the Company’s stock in such Acquisition that would be issued upon Exchange of this Warrant (the “Initial Value”), but such fair value to be adjusted to reflect the initial value incorporated into a Black-Scholes Option Pricing Model (the “Black-Scholes Calculation”) with the following assumptions: (A) a risk-free interest rate equal to the risk-free interest rate at the time of the closing of the Acquisition (or as close thereto as practicable), (B) a contractual life of the Warrant equal to the remaining term of this Warrant as of the date of the announcement of the Acquisition, and (C) a volatility factor of the expected market price of the Company’s stock comprised of: (1) if the Company’s securities are traded on a Trading Market, its volatility over the one year period ending on the day prior to the announcement of the Acquisition, or (2) if the Company’s securities are not traded on a Trading Market (e.g., the Company is a nonpublic company), the volatility, over the one-year period prior to the announcement of the Acquisition, of an average of publicly-traded companies in the same or similar industry to the Company with such companies having similar revenues. The purchase price determined in accordance with the above clause (ii) shall be paid upon the initial closing of the Acquisition and shall not be subject to any post-Acquisition closing contingencies or adjustments; provided, however, the parties may mutually agree to take such post-Acquisition closing contingencies or adjustments into account in determining the purchase price, and if the parties take any post-Acquisition closing contingencies or adjustments into account, then upon the partial or complete removal of those post-Acquisition closing contingencies or adjustments, a new Black-Scholes Calculation would be made using all of the same inputs except for the value of the Company’s stock (as determined under subclause (C)), and any increase in fair value (and, correspondingly, purchase price), including, without limitation, as a result of any earn-out or escrowed consideration, would be paid in full to Holder immediately after those post-Acquisition closing contingencies or adjustments can be determined or achieved. In lieu of the Company’s obligation to procure assumption or Black-Scholes buy-out of this Warrant, the Company may purchase this Warrant (or the underlying Warrant Stock prior to the initial consummation of the Acquisition) (the “Pre-Closing Purchase”) at the Initial Value, subject to later adjustment as set forth in the proviso below. The Company’s election to exercise the Pre-Closing Purchase right shall be notified to Holder not less than ten (10) Business Days prior to the consummation of the Acquisition (which election may be contingent on such consummation), and the purchase price shall be paid to Holder on or before the date that is five (5) Business Days after such consummation (and upon payment of such purchase price, this Warrant shall terminate); provided, however, if (x) the terms of the Acquisition change prior to its consummation in such a manner that the consideration received by Holder in the Pre-Closing Purchase is less than Holder would have received if the Pre-Closing Purchase had occurred based on the Acquisition as closed and consummated, and/or (y) the Acquisition terms call for earn-outs or adjustments to be made on a post-Acquisition closing basis, then the Pre-Closing Purchase consideration shall be grossed up to account for such additional consideration at such time as such additional consideration is reasonably determinable and payable to the Company or its equityholders, and the Company shall reserve or otherwise provide for such additional consideration and shall pay it over to Holder when determinable and payable to the Company or its equityholders.

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1.8 Warrant Put; Liquidity Events; Put Right Exercise. Notwithstanding anything to the contrary set forth in this Warrant, upon (i) a Liquidity Event during the Term or (ii) at any time within thirty (30) days prior to and including the Expiration Date, subject to Section 1.6, Holder shall have the right (but not the obligation) to exchange this Warrant (a “Put” or the “Put Right”) for the net cash sum of $700,000 (the “Put Price”); provided, however, if this Warrant has expired or been Exercised or Exchanged in full or in part at any time during its Term, then Holder shall be deemed to have waived its Put Right on the date of such expiration or Exercise or Exchange in part. For the avoidance of doubt, either this Warrant may be converted, in whole or in part, or the Put Right exercised, but not both; and upon payment of the Put Price, this Warrant shall terminate. The right to be paid the Put Price shall be, upon exercise of the Put Right, a binding and enforceable debt obligation of the Company until paid. Holder shall exercise such Put Right by written notice as provided in this Warrant and Exhibit A hereto, and upon receipt by the Company of such notice (unless the Put Right is withdrawn (or deemed withdrawn as set forth below) by Holder), this Warrant may not be converted and the Expiration Date of this Warrant shall be deemed extended until such time as the Company has paid the Put Price to Holder. The Company shall promptly (and in no event later than five (5) Business Days from the later of (x) Holder’s notice to the Company or (y) the applicable Liquidity Event or Expiration Date) pay the Put Price to Holder. Without limiting the parties’ obligations under Section 1.7(a) in respect of an Acquisition, Holder shall use all reasonable commercial efforts to provide notice to the Company of its election to convert this Warrant or exercise the Put Right, subject to the last sentence of this Section 1.8, as soon as practicable (but no later than five (5) Business Days) after having received notice of the relevant impending Liquidity Event (or expiration, as the case may be), together with the relevant material details in the case of a Liquidity Event as contemplated in the last paragraph of Section 4.4 hereof. The Company shall reasonably and timely respond to questions Holder may have concerning a Liquidity Event or, in the case of an expiration, the Fair Market Value under Section 1.3(c) hereof so as to enable Holder to make an informed investment decision, and Holder shall notify the Company of any elections in connection with Liquidity Events no later than other shareholders, option holders and/or warrant holders are required to give notice of any election, investment decision or vote in connection with the relevant Liquidity Event. The Put Right in connection with a Liquidity Event is conditional on consummation of the Liquidity Event, and if the applicable contemplated Liquidity Event is abandoned and not consummated, the exercise of a Put Right for such event shall be deemed automatically withdrawn.

Section 2. Exchange and Transfer of Warrant.

(a) This Warrant may be transferred, in whole or in part, subject only to (i) Holder’s compliance with applicable securities laws, (ii) the transferee not being a direct competitor of the Company, (iii) the transferee holder of the new Warrant assuming the obligations of Holder set forth in this Warrant and making the representations and warranties of the Holder hereunder, including to be bound by the terms and restrictions of the Company’s Constitutional Documents as would apply to stock of the same class and series upon Exercise or Exchange of this Warrant for Warrant Stock. The consent of the Company to a proposed transfer shall not be unreasonably withheld if the foregoing requirements are met to the reasonable and good faith satisfaction of the Company. A transfer of the Warrant may be registered with the Company by submission to it of the Assignment Form attached hereto as Exhibit B duly completed and executed. After the Company’s registration of a transfer of this Warrant, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) upon the same terms and conditions as this Warrant and in substantially identical form, which the Company will register in the new holder’s name. In the event of registration of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant. Upon the delivery of this Warrant for transfer, the transferee holder shall for all purposes become the holder of the new warrant issued for the portion of this Warrant so transferred, irrespective of the date of actual delivery of the new warrant representing the portion of this Warrant so transferred.

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(b) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to Holder in substitution therefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event, and (ii) if requested by the Company, an indemnity agreement in reasonable and customary form.

(c) The Company shall pay its own and of all Holder’s reasonable out of pocket costs and expenses incurred in connection with its negotiation and documentation, and any opinions of counsel required by the Company as to securities matters on a proposed transfer of this Warrant to an Affiliate.

Section 3. Certain Covenants.

(a)  The Company shall ensure that any approval of its stockholders required for issuance of this Warrant and of the Warrant Stock issuable upon conversion hereof (which shall, for the avoidance of doubt, include any securities into which Warrant Stock is or becomes convertible) and payment of the Put Price upon exercise of the Put Right (to the extent the same could be characterized as a repurchase of Company securities) shall remain in full force and effect until the earlier of the conversion hereof or the Expiration Date.

(b)  The Company will not, by amendment of the Constitutional Documents or through reorganization, consolidation, merger, amalgamation, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant related to the issuance of Warrant Stock. Without limiting the foregoing, the Company will from time to time take all such action as may be necessary or appropriate in order that the Company may validly and legally (i) issue the shares of Warrant Stock upon the conversion of this Warrant, including such Company and stockholder actions as may be required to maintain sufficient availability of its authorized stock for issuance of the Warrant Stock free of pre-emptive rights, adjustments for dilutive issuances, rights of refusal and any other stockholder rights that may be triggered by the issuance of this Warrant and the issuance of Warrant Stock to Holder upon the conversion hereof, or (ii) pay the Put Price upon exercise of the Put Right, free of restrictions in the Company’s Constitutional Documents and other agreements with, or consent from, any other Person (other than, after the Loan under the Loan Agreement has been repaid in full, a restriction on payment arising from the priority of secured indebtedness to the Company held by a Lender (made aware of the existence of the Put Right debt obligation) over contractual obligations owing to general unsecured creditor obligations, or a consent or restriction agreed to with such a Lender who is a lender holding such indebtedness, with any such restriction being promptly notified by PFG, provided, that, the Company will use reasonable best efforts not to agree to such explicit restriction or consent with such a Lender and will promptly notify Holder of the existence of any such restrictions or consent obligations by which the Company is bound; and, for the avoidance of doubt, this sentence (x) shall not require the Company to reserve cash to pay the Put Price, but (y) shall require the Company to reflect the contingent obligation represented by the Put Right in its books and records. If the Company fails to pay the Put Price when it is owed upon exercise of the Put Right due to any such restrictions, the Company will issue a promissory note to the Holder for payment of the Put Price with a due date no later than 12 months thereafter, subject to any such restrictions. A “Lender” shall mean a Person who is either (A) not an Affiliate of the Company or (B) an Affiliate of the Company who is participating in secured indebtedness of the Company on a minority basis with Person(s) who are not Affiliates of the Company on substantially the same terms as (or terms that are more favorable to the Company than) the terms with such Person(s) who are not Affiliates of the Company.

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(c) So long as Holder or any of its Affiliates holds this Warrant and/or the shares of Warrant Stock, and an IPO has not occurred, the Company shall deliver to Holder (i) such reports as it provides to any holders of securities of the same class and series as the shares of Warrant Stock solely by virtue of their ownership thereof, as and when delivered to such holders, and (ii) copies of any and all valuations performed of the Company or the value of its stock for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, as and when such valuations are made available to the Company. Notwithstanding the foregoing, as long as an IPO has not occurred, the Company shall provide quarterly and annual financial statements that it prepares in the ordinary course and such other information as such Holder may reasonably request and that the Company may lawfully provide at such time under applicable securities laws, regardless of its obligation to provide such information to holders of the same class as the Warrant Stock.

(d) The Company shall not treat this Warrant or the shares of Warrant Stock as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

(e) The Company shall not characterize Holder as a stockholder of the Company until such time as Holder converts this Warrant for shares of Warrant Stock.

(f) This Warrant shall be exempt from pay-to-play and like provisions except to the extent that such provisions arise and are approved by stockholders after this Warrant has been converted.

(g) Notwithstanding anything to the contrary set forth in this Warrant, there shall be no requirement imposed on Holder in connection with a Liquidity Event to convert this Warrant, unless (i) the Liquidity Event in question is an Acquisition in which the consideration to be paid to stockholders in connection therewith consists at least 80% of cash and/or Marketable Securities and/or a combination of the foregoing (or other consideration, to the extent Holder had an option to choose cash or Marketable Securities in lieu of such other consideration) (which, assuming proper notice of such Acquisition, would result in the expiration of this Warrant under Section 1.7(a) upon consummation of such an Acquisition if Holder if did not convert this Warrant or exercise the Put Right), or (ii) the Liquidity Event is (A) an IPO or (B) another Liquidity Event consummated at arm’s length for fair value, and in each Holder would be able to lawfully liquidate at least 80% of the non-cash consideration in the ordinary course of business during a seven month period, free of any contractual lock-up, regulatory restrictions on transfer or sale, standstills or similar restrictions on transfer or sale, but not including restrictions that are specific to Holder as compared to similarly situated holders.

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Section 4. Adjustments to Number of Shares of Warrant Stock, Etc.

4.1 Adjustments. In order to prevent dilution of the rights granted hereunder, the Number of Shares and Exchange Price shall be subject to adjustment from time to time in accordance with this Section 4. Upon each adjustment of the Exchange Price pursuant to this Section 4, Holder shall thereafter be entitled to acquire upon conversion, at the Exchange Price resulting from such adjustment, (without duplication of a change in the number of shares of Warrant Stock otherwise provided for in this Section 4) the number of shares of Warrant Stock obtainable by multiplying the Exchange Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable immediately prior to such adjustment and dividing the product thereof by the new Exchange Price resulting from such adjustment.

4.2 Subdivisions, Combinations and Stock Dividends. If the Company shall at any time subdivide, by split-up or otherwise, the class and series of the Company’s securities into which this Warrant could then be converted into a greater number of shares of stock, or issue additional securities as a dividend, bonus issue, or otherwise with respect to such securities into which this Warrant could be converted, then the Exchange Price in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced and the number of shares of stock acquirable upon exchange hereunder shall be proportionately increased. Conversely, if the class and series of the Company’s securities into which this Warrant could then be converted are combined into a smaller number of shares of stock, the Exchange Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of stock acquirable upon exchange hereunder shall be proportionately decreased.

4.3 Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exchange or exercise of this Warrant, Holder shall be entitled to receive, upon conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Warrant Stock if this Warrant had been converted immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Warrant Stock to Common Stock pursuant to the Constitutional Documents upon the closing of a public offering of the Company’s Common Stock. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exchange or exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exchange or exercise of this Warrant. The amendment to this Warrant shall provide for adjustments (as determined in good faith by the Board) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 including, without limitation, adjustments to the Exchange Price and to the number of securities or property issuable upon exchange of the new Warrant. The provisions of Sections 4.2 and 4.3 shall similarly apply to successive subdivisions, combinations, stock dividends, distributions, reclassifications, exchanges, substitutions, and dilutive events.

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4.4 Notices of Record Date, Etc. In the event that the Company shall:

(1) declare or propose to declare any dividend on any class or series of the Company’s stock, whether payable in cash, property, stock or other securities and whether or not a regular cash dividend, or

(2) offer for sale any additional shares of any class or series of the Company’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of stockholders, or

(3) effect or approve any reclassification, exchange, substitution or recapitalization of the capital stock of the Company, including any subdivision or combination of its outstanding stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors) or a reorganization of the Company, or

(4) offer holders of registration rights the opportunity to participate in any underwritten public offering of the Company’s securities, or receive a notice or demand for redemption of any class or series of Company securities, or

(5) seek stockholder approval for, approve, effect or consummate any transaction or result that would constitute a Liquidity Event,

then, in connection with such event, the Company shall give to Holder:

(i) at least ten (10) Business Days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a distribution or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

(ii) in the case of the matters referred to in (4) and (5) above, the greatest of (A) ten (10) Business Days prior written notice of the date when the same is proposed to be consummated, (B) in respect of an Acquisition, the notices provided in Section 1.7(a) (including the Company’s notice of a Pre-Closing Purchase), and (C) the first date notice of such Acquisition is provided to any class or series of capital stock of the Company generally.

Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such distribution, the date on which the holders of Company securities shall be entitled thereto and the material terms of such distribution, and such notice in accordance with clause (3) shall also specify the date on which the holders of Company securities shall be entitled to convert their stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the material terms of such exchange. With respect to such notice in accordance with clauses (4) and (5), upon request of Holder, the Company will provide such reasonable detail and description as would enable a reasonable financial investor to make an informed investment decision with respect to such matters. Each such written notice shall be given in accordance with Section 9.

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4.5 Adjustment for Capitalization Table Errors. The parties acknowledge their mutual agreement that the initial Number of Shares is based on the capitalization of the Company being in all material respects as represented to Holder and appended hereto as Exhibit D, on a post-Warrant basis. If the Fully-Diluted equity of the Company is not, as of the Issue Date, in fact as represented in Section 6.3 and Exhibit D, the Number of Shares and / or Exchange Price shall be equitably adjusted under Section 4.6.

4.6 Duty to Make Equitable Adjustments. If any event occurs that does not fall within the generic terms used in Section 4.2 or 4.3 (such as merger or reorganization) but is similar to such terms and within the scope of the purpose for adjustment provisions generally in warrants in order to maintain the economic value of the warrant and underlying equity stock relative to other holders of equity, then the Board shall make an adjustment in the application of such provisions so that the effect of such event on the rights and economics of Holder are not advantaged nor disadvantaged relative to the rights and economics of equity holders generally.

4.7 Officer’s Statement as to Adjustments. Whenever the Number of Shares subject to this Warrant is required to be or is adjusted as provided in Section 4, the Company shall deliver to Holder’s address for notices hereunder a statement, signed by the secretary, chief executive officer, or chief financial officer of the Company, showing in reasonable detail the facts requiring such adjustment and the number of issuable shares of Warrant Stock that will be effective after such adjustment. If such notice relates to an adjustment resulting from an event referred to in Section 4.3, such notice shall be included (to the extent known) as part of the notice required to be mailed or published under the provisions of Section 4.4.

4.8 Issue of Securities other than Warrant Stock. In the event that at any time, as a result of any adjustment made pursuant to Section 4, Holder thereafter shall become entitled to receive any securities of the Company, other than shares of Warrant Stock, thereafter the number of such other securities so receivable upon conversion of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Stock contained in Section 4.

Section 5. Rights and Obligations of the Warrant Holder.

5.1 Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the shares of Warrant Stock purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein. For the avoidance of doubt, this Warrant shall entitle Holder, upon conversion, to the benefit of all rights as are applicable to a stockholder of the Company holding shares of stock that are the same class and series as the shares of Warrant Stock by virtue of their ownership thereof.

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5.2 Constitutional Documents. If Holder exercises this Warrant, Holder shall execute and deliver to the Company such joinder documentation as is reasonably necessary for Holder to become a party (if Holder is not already a party) to the Constitutional Documents as a Key Holder thereunder, but only if execution of such Constitutional Documents is required of all other stockholders (other than Excepted Purchasers) holding the same or greater number of Company securities at such time. Holder hereby acknowledges that the Warrant Stock issuable upon exercise of this Warrant shall be subject to the terms of the Constitutional Documents.

5.3 Lock-Up Agreement. Holder agrees that the Warrant and the Warrant Stock, shall be subject to the lock-up provisions in Section 5 of the ROFR Agreement, as if a part of this Warrant to the same extent as other stockholders (other than Excepted Purchasers) holding the same or a greater number of Company securities are so required at such time.

5.4 Confidentiality. Holder agrees to be bound by the confidentiality obligations set forth in Section 7 of the Voting Agreement (including with respect to information received by the Holder as a holder of the Warrant or Warrant Stock) as if a part of this Warrant. Sections 5.3 and 5.4 shall survive any termination or expiration of the Warrant.

Section 6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to Holder as of the Issue Date that:

6.1. Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant, to issue this Warrant and the Warrant Stock and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. Any person executing this Warrant on behalf of the Company is a duly authorized officer of the Company with all necessary legal authority to bind the Company generally and with the specific legal authority to cause the Company to execute and deliver this Warrant.

6.2. Validity of Securities. This Warrant, when sold by the Company for the consideration therefor as provided herein, will be validly authorized, issued and fully paid. The issuance and delivery of this Warrant is not subject to any consent, approval, preemptive or any similar rights of the stockholders of the Company (which has not been duly secured or waived), including without limitation any pre-emptive rights, or any Liens or encumbrances except for restrictions on transfer provided for herein or under applicable securities laws; and, as a continuing covenant of the Company, when and if Warrant Stock is issued upon conversion and in accordance with the terms hereof and this Warrant is converted for such Warrant Stock, such issuance of the Warrant will not be subject to any of the afore-specified consent, approval, preemptive or any similar rights of stockholders or the Company and such securities will be, at each such issuance, validly issued shares of Warrant Stock in the Company’s capital, in compliance with all applicable securities laws and free of any Liens or encumbrances except for restrictions on transfer set forth in Section 2 hereof, in the Constitutional Documents or under such applicable securities laws.

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6.3. Capitalization. The authorized capital of the Company (after giving effect to the issuance of shares of capital stock to Eywin Bilgi Teknolojileri A.S. on or about the date hereof) consists of (x) 3,005,150,000 shares of common stock, $0.0001 par value per share, of which 785,842,164 are issued and outstanding, which consist of (i) 2,125,000,000 shares of Class A Common Stock, of which 646,825,014 are issued and outstanding, (ii) 268,000,000 shares of Class B Common Stock, of which 21,043,178 are issued and outstanding, (iii) 12,150,000 shares of Class C Common Stock, of which 10,993,629 are issued and outstanding, and (iv) 600,000,000 shares of Class AAA Common Stock, of which 106,980,343 are issued and outstanding and (y) 388,800,000 shares of Preferred Stock, all of which are designated as shares of Series Seed Preferred Stock, of which 353,712,906 are issued and outstanding. As of the date hereof, the Company has reserved a total of 268,000,000 shares of its Class B Common Stock for issuance under its Nativ Mobile, Inc. 2021 Stock Incentive Plan, of which 209,407,222 shares are reserved for issuance upon exercise of outstanding options. Before giving effect to this Warrant, the Company has issued warrants to acquire an aggregate of 3,721,875 shares of Class AAA Common Stock. A true, correct and current copy of the Company’s current Amended and Restated Articles of Incorporation is appended as Exhibit C hereto. Except as specified in this Warrant or Exhibit D, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities. Exhibit D hereto sets forth a summary capitalization table of the Company which is true, correct accurate and complete as of the Issue Date (after giving effect to the issuance of this Warrant and the issuance of shares of capital stock to Eywin Bilgi Teknolojileri A.S. on or about the date hereof). Assuming the issuance of all shares of Warrant Stock issuable hereunder (and after giving effect to the issuance of shares of capital stock to Eywin Bilgi Teknolojileri A.S. on or about the date hereof), Holder (together with its Affiliate Warrant holder) would own as of the Issue Date approximately 0.43% of the Fully-Diluted equity of the Company.

6.4. No Conflict. Assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, the execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit (which has not been duly secured or waived), under, any provision of the Constitutional Documents, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby, subject to the filings described in Section 6.5.

6.5. Governmental, Company and Stockholder Consents. As at the Issue Date, assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the issuance, sale and delivery of this Warrant and the issuance of the Warrant Stock, except such filings as shall have been made prior to and shall be effective on and as of the date hereof and filings pursuant to applicable securities laws, which have been made or will be made in a timely manner. All Company and stockholder consents required in connection with issuance of this Warrant and Warrant Stock have either been irrevocably given in connection prior to or contemporaneously with the execution of this Warrant and the Warrant terms are thereby deemed approved by the Company and its stockholders (if such consents are required).

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6.6. Exempt from Registration. As at the Issue Date, assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, the offer, sale and issuance of this Warrant and the Warrant Stock will be exempt from any registration requirements of the Securities Act, the registration and qualification requirements of applicable state securities laws.

Section 7. Representations and Warranties of Holder. Holder represents and warrants to the Company that the following are true, correct, and complete as of the Issue Date as follows:

7.1 Investment Experience. Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and was not organized for the specific purpose of acquiring this Warrant or the Warrant Stock issuable upon conversion of this Warrant (collectively, the “Warrant Securities”). Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant Securities. Holder has such business and financial experience and sophistication as is required to give it the capacity to protect its own interests in connection with the purchase of this Warrant and the Warrant Stock. The Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the sale and issuance of the Warrant Securities with the Company’s management and has had an opportunity to review the Company’s facilities.

7.2 Investment Intent. Holder is purchasing this Warrant for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Holder understands that the Warrant Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that the Warrant Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Holder must hold the Warrant Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that the Company has no obligation to register or qualify the Warrant Securities, or the Common Stock into which it may be converted, for resale. Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Warrant Securities, and on requirements relating to the Company which are outside of Holder’s control, and which the Company is under no obligation and may not be able to satisfy. Holder understands that no public market now exists for the Warrant Securities, and that the Company has made no assurances that a public market will ever exist for the Warrant Securities.

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7.3 Authorization. Holder has all requisite power and has taken all requisite action required of it to carry out and perform all of its obligations hereunder. The execution and delivery of this Warrant has been duly authorized, executed and delivered on behalf of Holder and constitutes the valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of Holder’s constitutional documents or instruments. Any person executing this Warrant on behalf of Holder is a duly authorized officer of Holder with all necessary legal authority to bind Holder generally and with the specific legal authority to cause Holder to execute and deliver this Warrant.

7.4. No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company. Holder is a United States person (as defined by Section 7701(a)(30) of the Code).

Section 8. Restrictive Securities Legend; Recordation of Warrant Ownership.

This Warrant and the Warrant Stock have not been registered under any securities laws. Accordingly, any stock certificates issued pursuant to the conversion of this Warrant shall (until receipt of an opinion of counsel in customary form that such legend is no longer necessary) bear the following legend and any legends required by the Constitutional Documents or the securities laws of any applicable State:

THIS WARRANT AND THE SHARES OF WARRANT STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE LAWS OF ANY STATE OR OTHER JURISDICTION AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OF DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN CUSTOMARY FORM THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR OTHER APPLICABLE JURISDICTION’S LAW.

The Company shall record and reflect the issuance of this Warrant and any Warrant Stock issued upon conversion of this Warrant and Holder’s record ownership of this Warrant in its books and records (or that of its transfer agent), including in all iterations of its capitalization table, and shall maintain such books and records (or cause such maintenance by any transfer agent or custodian used by the Company to maintain records of equity issuances) at all times during the Term.

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Section 9. Notices.

All notices to be given under this Warrant shall be in writing and shall be given: (i) personally, (ii) by reputable private delivery service, (iii) by regular first-class mail, or certified mail return receipt requested, (iv) by fax, or (v) by electronic mail. If sent by fax, such notice shall also be sent concurrently by one of the other methods provided herein. Notices may be sent to the parties in accordance with their contact details specified below or to any other address, fax number or electronic mail address later designated in writing by a party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service during its Business Day prior to such delivery service’s drop-off deadline for next Business Day delivery, or five (5) Business Days following the deposit thereof in the United States mail, with postage prepaid, or upon receipt during the Business Day where received in the case of notices sent by fax or electronic mail, but, with respect to a fax, subject to reasonably concurrent transmission by another method, as specified above. The addresses for such communications shall be:

if to Holder, at

Partners for Growth VII, L.P.

1751 Tiburon Blvd.

Tiburon, California 94920

Attention: Chief Financial Officer

Fax: [_]

Email: [_]

with a copy (not constituting notice) to

Greenspan Law Office

Attn: Benjamin Greenspan, Esq.

620 Laguna Road

Mill Valley, CA 94941

Fax: [_]

Email: [_]

with the original of this Warrant and any replacement, restatement or reissue of this Warrant to be delivered to:

Partners for Growth VII, L.P.

1751 Tiburon Blvd.

Tiburon, California 94920

Attention: [_]

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or

if to the Company, at

Mode Mobile, Inc.

One East Erie Street, Suite 525 (#342)

Chicago, Illinois 60611

Attn: Justin Hines

with a copy (which shall not constitute notice to the Company) to:

[_]

Each party hereto may from time to time change its address for notices under this Section 9 by giving notice of such changes of address to the other party hereto as set forth in this Section 9 herein above.

Section 10. Amendments and Waivers.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 11. Applicable Law; Severability.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby. Each of the Holder and the Company waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether based on contract, tort or otherwise) arising out of or related to this Warrant.

California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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Section 12. Electronic Execution of Warrant; Counterparts.

The parties agree that this Warrant may be signed electronically by a party and, in such case, this Warrant shall be deemed to be an electronic record as such term is defined in Section 1633.2(g) of the Uniform Electronic Transactions Act enacted in the State of California (UETA) signed by the parties using electronic signatures (as defined in Section 1633.2(h) of UETA. The parties irrevocably agree to recognize and accept the use of electronic signatures and records in connection with the execution, storage and delivery of this Warrant, whether for purposes of transfer, enforcement or otherwise. Accordingly, and consistent with Sections 1633.12(d) and 1633.13 of UETA, any requirement that this Warrant must be tendered in original form or manually signed shall be deemed satisfied by delivery of any transmitted or delivered paper form of this Warrant and the same may not be excluded as evidence of this Warrant in any proceeding solely because this Warrant was executed in whole or in part in electronic form. As an ongoing obligation, the Company shall procure that no transfer agent, acquiring party or Company equity holder representative (e.g., responsible person for distributing proceeds of a merger or sale transaction to equity holders) refuse to accept delivery of this Warrant as electronically signed, delivered and/or stored as a condition to receiving consideration due in connection with this Warrant. To the extent that a third party fails to recognize this Warrant as electronically signed, the Company shall treat this Warrant as lost or stolen under Section 2(b) of this Warrant (except that Holder shall not be required to give any indemnity or undertaking as a condition to replacement of this Warrant) and shall promptly manually execute and deliver to Holder for its manual execution a replacement Warrant, all costs of which shall be for the account of the Company. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument.

Section 13. Construction, Misc.

Section headings are only used in this Warrant for convenience. The Company and Holder each acknowledge that the headings may not describe completely the subject matter of the applicable Section, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Warrant. The failure of Holder to pay or the Company to negotiate any check issued for the Notional Price shall have no effect on the lawful issuance, validity or enforceability of this Warrant. References to terms “as defined in the Loan Agreement” shall be valid and effective whether or not the Loan Agreement is in full force and effect or is no longer in effect. This Warrant has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Warrant shall be construed strictly against either party under any rule of construction or otherwise. This Warrant may be signed electronically or in counterparts. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto and agreements contemplated hereby) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.

COMPANY:		ACKNOWLEDGED AND AGREED:

MODE MOBILE, INC.		HOLDER:

By:	/s/ Prakash Ramachandran	Partners for Growth VII, L.P.
Name:	Prakash Ramachandran
Title:	Chief Financial Officer	By:	Andrew Kahn
		Name:	Andrew Kahn
		Title:	Manager, Partners for Growth VII, LLC, its General Partner

(Partners for Growth VII, L.P. / Mode Mobile, Inc. Warrant Signature Page)

To: [*]

ELECTION TO EXCHANGE, EXERCISE OR “PUT”

The undersigned hereby exercises its right to Exchange its Warrant for _________________ :

☐ shares of Common Stock to be converted by Exchange hereunder

The undersigned hereby exercises its right to Exercise its Warrant for _________________ fully paid, validly issued and nonassessable:

☐ shares of Common Stock and tenders payment of the aggregate Exchange Price of $________ for such shares by check payable to order of the Company enclosed herewith or wire transfer of immediately available funds to the Company’s account

☐ The undersigned hereby exercises its Put Right under its Warrant for all Warrant Stock.

[check one box]

covered by the attached Warrant in accordance with the terms thereof, and requests that certificates or other legal evidence of ownership of such shares of Warrant Stock be issued in the name of, and delivered to:

______________________

______________________

______________________

By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 7 of the Warrant as of the date hereof.

Holder hereby (a) agrees that the Warrant Stock and any other shares of capital stock or securities required by the ROFR Agreement and Voting Agreement to be bound thereby, shall be bound by and subject to the terms of such agreements and (b) adopts such agreements with the same force and effect as if Holder were originally a party thereto, as a Key Holder thereunder, but only if execution of such agreements is required of all other stockholders (other than Excepted Purchasers) holding the same or greater number of Company securities at the date of this Election.

Date:	[Holder]

By:
Name:
Title:

Exhibit B

Assignment Form

To: [*]

The undersigned hereby assigns and transfers this Warrant to

_________________________________________________

(Insert assignee’s social security or tax identification number)

____________________________________________________________________

(Print or type assignee’s name, address and postal code)

____________________________________________________________________

____________________________________________________________________

and irrevocably appoints _______________________________________ to transfer this Warrant on the books of the Company.

__________________

Date:	Partners for Growth VII, L.P.

By:
	Name:	_______________, Manager of Partners for Growth VII, LLC,
Its General Partner

By its execution below and for the benefit of the Company, the assignee described above hereby makes each of the representations and warranties in Section 7 of the Warrant as of the date hereof, agrees to be bound by the terms and conditions of the Warrant, and assumes the obligations of the Holder under the Warrant.

ASSIGNEE:

By:
Name:	__________________________, ________________

Exhibit C

Amended and Restated
Certificate of Incorporation

[Omitted]

Exhibit D

Capitalization Table

[Omitted]